UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 2, 2015
(Date of report; date of
earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 Renaissance Center
P.O. Box 200 Detroit, Michigan
48265-2000
(Address of principal executive offices)
(Zip Code)

(866) 710-4623
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Management Change
On February 2, 2015, Ally Financial Inc. (“Ally”) announced that Jeffrey J. Brown has been named chief executive officer, effective immediately. Brown, who most recently served as president and CEO of Ally's Dealer Financial Services business, has also joined Ally's Board of Directors. Brown succeeds Michael A. Carpenter who is retiring as chief executive and from the Board.
Jeffrey Brown (41) joined Ally in March 2009 and served most recently as president and CEO of Ally's Dealer Financial Services business beginning in March 2014. In that role, he was responsible for the company's automotive finance, insurance and auto servicing operations. He was senior executive vice president of Finance and Corporate Planning from June 2011 to March 2014, and before that was Ally's corporate treasurer.
Prior to joining Ally, Brown was the corporate treasurer for Bank of America, where he had responsibility for the core treasury functions, including funding and managing interest rate risk. Brown spent 10 years at Bank of America, beginning his career in finance and later joining the Balance Sheet Management Division. During his tenure at Bank of America, he also served as the bank's deputy treasurer and oversaw balance sheet management and the company's corporate funding division. He was also a member of the company's Asset/Liability Management Committee.
Brown received a bachelor's degree in economics from Clemson University and an executive master's degree in business from Queens University in Charlotte. He serves on the Trevillian Cabinet of the College of Business and Behavioral Sciences at Clemson University and chairs the board of advisors for the McColl School of Business at Queens University of Charlotte.
Director Appointment
Kenneth J. Bacon was appointed to the Ally Financial Inc. (“Ally”) Board of Directors, effective February 4, 2015. Mr. Bacon is expected to serve on the Risk and Compliance Committee.
In connection with Mr. Bacon’s appointment, he will receive, under the Company’s 2014 Non-Employee Directors Equity Compensation Plan, a one-time initial award of deferred stock units as described in the “Director Compensation” section of the Company’s most recent proxy statement.
Ally issued a press release related to this appointment, which is attached as Exhibit 99.1, and is incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, Dated February 5, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. (Registrant)

Dated:	February 5, 2015	/s/ David J. DeBrunner
David J. DeBrunner
Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, Dated February 5, 2015